POWER OF ATTORNEY

Each of the undersigned trustees and officers of EVERMORE FUNDS TRUST (the "Trust"), a Massachusetts Business trust, hereby constitutes and appoints Eric LeGoff and Salvatore DiFranco, and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution, to execute in his or her name, place and stead, in any and all capacities, this Registration Statement on Form N-1A, and any and all amendments thereto, and to file the same with the Securities and Exchange Commission and any other regulatory body.  Each of the undersigned grants to each said attorney-in-fact and agent full power and authority to do and perform each and every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument on this 25th day of February, 2011.

/s/ Stephen Apkon
Stephen Apkon
Independent Trustee

/s/ Eugene Bebout
Eugene Bebout
Independent Trustee

/s/ William L. Richter
William L. Richter
Independent Trustee

/s/ Eric LeGoff
Eric LeGoff
Interested Trustee

/s/ Salvatore DiFranco
Salvatore DiFranco
Treasurer and Chief Financial Officer